Exhibit 10.18

MANAGEMENT AGREEMENT

This MANAGEMENT AGREEMENT (this “Agreement”) is made as of November 12, 2014, by and among Vista Equity Partners III, LLC (“VEP”), Tyche Topco, Inc., a Delaware corporation (“Topco”), Tyche Finance, LLC, a Delaware limited liability company (“Midco”), Tyche Holdings, LLC, a Delaware limited liability company (“Buyer”), and TransFirst, Inc., a Delaware corporation (“TransFirst” and together with Buyer, Midco and Topco, as any such company’s name or corporate form may change from time to time and such company’s successors and assigns, the “Company”).

WHEREAS, Buyer, TransFirst, TransFirst Merger Sub, Inc. and TF Holder Representative, LLC are parties to that certain Agreement and Plan of Merger, dated as of October 12, 2014 (the “Merger Agreement”), as amended from time to time, pursuant to which TransFirst became a subsidiary of Buyer;

WHEREAS, the Company from time to time desires to retain and avail itself of VEP, and VEP desires to perform for the Company and its affiliates certain services; and WHEREAS, VEP, by and through its officers, employees, agents and affiliates, has developed, in connection with the conduct of its businesses and affairs, expertise in the fields of management, finance and strategic planning.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, the parties do hereby agree as follows:

1. Term. This Agreement shall remain in effect unless the Company and VEP terminate this Agreement by mutual written agreement (the “Term”).

2. Appointment. The Company hereby retains VEP to render management and consulting services to the Company (or to such subsidiaries of the Company as the Company may request) during the term as herein contemplated.

3. Services. VEP, by and through its officers, employees, agents and affiliates, as VEP, in its sole discretion, shall designate from time to time, agrees to perform or cause to be performed such management and consulting services (including, but not limited to management, finance, marketing, operational and strategic planning, relationship access, corporate development and analysis of potential mergers and acquisitions) for the Company and its affiliates as mutually agreed upon by and between VEP and the Company’s board of directors (or equivalent governing body). In addition, VEP intends to provide certain services and assistance to the Company, and to provide the Company with certain resources available to VEP in order to enhance the equity value of the Company. The Company agrees to hire VEP as its financial adviser in connection with any future (a) material debt or equity financing of the Company or its subsidiaries (including any sale of capital stock of the Company or its subsidiaries), (b) merger or sale of any material portion of the Company’s consolidated assets, and (c) acquisition of assets of another entity outside the ordinary course of business or of any capital stock of another entity.

4. Expenses.

(a) The Company shall reimburse VEP for all reasonable out-of-pocket costs and expenses incurred in connection with services rendered hereunder. Such costs and expenses shall be reimbursed promptly by the Company upon submission of customary expense reports.

(b) In the event, and during any period, that any loan or credit agreements to which the Company is a party prohibits the payment of all or any portion of VEP’s out-of-pocket costs and expenses required to be reimbursed pursuant to clause (a) above, then such out-of-pocket cost or expense, or portion thereof, that is not permitted to be paid shall accrue and be paid at the earliest date that the payment thereof is no longer prohibited.

(c) In no event shall the lenders party to any loan or credit agreement to which the Company is a party have any liability to VEP as a result of any prohibition in such loan or credit agreement with respect to the payment of all or any portion of the out-of-pocket costs and expenses payable by the Company to VEP pursuant to this Section 4.

(d) Notwithstanding anything in this Agreement to the contrary, the Company shall not make, and VEP agrees that it will not accept, any payments pursuant to this Section 4 at any time that the making of such payment is prohibited by each of (i) that certain First Lien Credit Agreement, dated as of the date hereof (as amended, restated supplemented or otherwise modified from time to time, the “First Lien Credit Agreement”), by and among TransFirst and the other Companies from time to time party thereto, the Lenders (as defined therein) from time to time party thereto and Jefferies Finance LLC (“Jefferies”), as administrative agent for the Lenders, as collateral agent, as swing line lender and as the issuing bank and (ii) that certain Second Lien Credit Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Second Lien Credit Agreement” and together with the First Lien Credit Agreement, the “Credit Agreements”), by and among TransFirst, the Companies from time to time party thereto, each of the lenders party thereto, Jefferies, as administrative agent and as collateral agent, and certain other parties party thereto. VEP shall promptly return to the Company any payments received in violation of of the Credit Agreements.

(e) Each obligation hereunder of Topco, Midco, Buyer, TransFirst and each subsidiary of TransFirst shall be a joint and several obligation of each of them.

5. Independent Contractor. VEP and the Company agree that VEP shall perform its services hereunder as an independent contractor, retaining control over and responsibility for its own operations and employees.

6. Liability. Neither VEP nor any of its affiliates, partners, employees or agents shall be liable to the Company or its subsidiaries or affiliates for any loss, liability, damage or expense arising out of or in connection with the performance of services contemplated by this Agreement.

7. Indemnity.

(a) The Company and its affiliates shall defend, indemnify and hold harmless VEP, its affiliates, partners, employees, agents, directors, managers, officers and controlling persons (collectively, the “Indemnified Parties”) from and against any and all loss, liability, damage, expense, or obligations of any kind or nature (whether accrued or fixed, absolute or contingent), joint or several, arising from any claim (a “Claim”) by any person with respect to, or in any way related to, the services (including, without limitation, the engagement of VEP pursuant to this Agreement and the performance by VEP of services pursuant to this Agreement) contemplated by this Agreement (including attorneys’ fees) resulting from any act or omission by the Indemnified Parties. The Company and its affiliates shall defend at their own cost and expense any and all suits or actions (just or unjust) which may be brought against the Company and/or its affiliates and the Indemnified Parties. The Company and its affiliates shall defend at their own cost and expense any and all suits or actions (just or unjust) which may be brought in which the Indemnified Parties may be impleaded with others upon any Claim upon any matter, directly or indirectly, related to or arising out of the Agreement or the performance hereof by the Indemnified Parties, except that if such damage shall be proven to be the direct result of gross negligence, bad faith or willful misconduct by any of the Indemnified Parties, then such Indemnified Party shall reimburse the Company and its affiliates for the costs of defense and other costs incurred by the Company and its affiliates in proportion to such Indemnified Party’s culpability as proven. In the event of the assertion against any Indemnified Party of any Claim or the commencement of any action or proceeding, the Company shall be entitled to participate in such action or proceeding and in the investigation of such Claim and, after written notice from the Company to such Indemnified Party, to assume the investigation or defense of such Claim, action or proceeding with counsel of the Company’s choice at the Company’s expense; provided, however, that such counsel shall be reasonably satisfactory to the Indemnified Party. Notwithstanding anything to the contrary contained herein, the Company may retain one firm of counsel to represent all Indemnified Parties in such claim, action or proceeding; provided, however, that the Indemnified Party shall have the right to employ a single firm of separate counsel (and any necessary local counsel) and to participate in the defense or investigation of such claim, action or proceeding, and the Company shall bear the expense of such separate counsel (and local counsel, if applicable), if (x) in the opinion of counsel to the Indemnified Party use of counsel of the Company’s choice could reasonably be expected to give rise to a conflict of interest, (y) the Company shall not have employed counsel satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of the assertion of any such claim or institution of any such action or proceeding or (z) the Company shall authorize the Indemnified Party to employ separate counsel at the Company’s expense. The Company further agrees that with respect to any Indemnified Party who is employed, retained or otherwise associated with, or appointed or nominated by, Topco or any of its affiliates and who acts or serves as a director, officer, manager, fiduciary, employee, consultant, advisor or agent of, for or to the Company or any of its subsidiaries, that the Company or such subsidiaries, as applicable, shall be primarily liable for all indemnification, reimbursements, advancements or similar payments (the “Indemnity Obligations”) afforded to such Indemnified Party acting in such capacity or capacities on behalf or at the request of the Company, whether the Indemnity Obligations are created by law, organizational or constituent documents, contract (including this Agreement) or otherwise. Notwithstanding the fact that Topco and/or any of its respective affiliates, other than the Company (such persons, together with its and their heirs, successors and assigns, the “VEP Parties”), may have concurrent liability to an Indemnified Party with respect to the Indemnity Obligations, the Company hereby agrees that in no event shall the Company or any of its subsidiaries have any right or claim against any of the VEP Parties for contribution or have rights of subrogation against any VEP Parties through an Indemnified Party for any payment made by the Company or any of its subsidiaries with respect to any Indemnity Obligation. In addition, the Company hereby agrees that in the event that any VEP Parties pay or advance an Indemnified Party any expenses with respect to an Indemnity Obligation, the Company will, or will cause its subsidiaries to, as applicable, promptly reimburse any such VEP Parties for such payment or advance upon request; subject to the receipt by the Company of a written undertaking executed by the Indemnified Party and the VEP Party that makes such payment or advance to repay any such amounts if it shall ultimately be determined by a court of competent jurisdiction that such Indemnified Party was not entitled to be indemnified by the Company. The foregoing right to indemnity shall be in addition to any rights that any Indemnified Party may have at common law or otherwise and shall remain in full force and effect following the completion or any termination of the engagement. If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold it harmless as and to the extent contemplated by this Section 7, then the Company shall contribute to the amount paid or payable by the Indemnified Party as a result of such Claim in such proportion as is appropriate to reflect the relative benefits received by the Company and its affiliates, on the one hand, and the Indemnified Party, as the case may be, on the other hand, as well as any other relevant equitable considerations.

(b) The Company hereby acknowledges that the Indemnified Parties have certain rights to indemnification, advancement of expenses and/or insurance provided by investment funds managed by VEP and certain of its affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees with respect to any indemnification, hold harmless obligation, expense advancement or reimbursement provision or any other similar obligation whether pursuant to or with respect to this Agreement, the organizational documents of the Company or any of its subsidiaries or any other agreement, as applicable, (i) that the Company and its subsidiaries are the indemnitor of first resort (i.e., their obligations to the Indemnified Parties are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for claims, expenses or obligations arising out of the same or similar facts and circumstances suffered by any Indemnified Party are secondary), (ii) that the Company shall be required to advance the full amount of expenses incurred by any Indemnified Party and shall be liable for the full amount of all expenses, liabilities, obligations, judgments, penalties, fines, and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement, the organizational documents of the Company or any of its subsidiaries or any other agreement, as applicable, without regard to any rights any Indemnified Party may have against the Fund Indemnitors, and (iii) that the Company, on behalf of itself and each of its subsidiaries, irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of any Indemnified Party with respect to any claim for which any Indemnified Party has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of any Indemnified Party against the Company. The Company agrees that the Fund Indemnitors are express third-party beneficiaries of the terms of this Section 7(b).

8. Representations and Warranties. The Company represents and warrants to VEP that: (a) the Company has taken all action necessary to permit it to execute and deliver this Agreement and the other documents and instruments to be executed by it pursuant hereto and to carry out the terms hereof and thereof; (b) this Agreement and each such other document and instrument, when duly executed and delivered by the Company, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms; and (c) the Company is not required to obtain any order, consent, approval or authorization of, or to make any declaration or filing with, any third party or governmental authority in connection with the execution and delivery of this Agreement and the other documents and instruments to be executed by it pursuant hereto or the consummation of the transactions contemplated hereby and thereby, except for such order, consent, approval, authorization, declaration or filing as which has been or will be obtained or made.

9. Notices. All notices, requests, consents and other communications provided for herein shall be in writing and shall be (a) delivered in person, (b) transmitted by telecopy or electronic mail, (c) sent by first-class, registered or certified mail, postage prepaid, or (d) sent by reputable overnight courier service, fees prepaid, to the recipient at the address, telecopy number, or electronic mail address set forth below, or such other address, telecopy number or electronic mail address as may hereafter be designated in writing by such recipient. Notices shall be deemed given upon personal delivery, seven days following deposit in the mail as set forth above, upon acknowledgment by the receiving telecopier or by the recipient of the electronic mail or one day following deposit with an overnight courier service.

If to the Company:

TransFirst Inc.

c/o Vista Equity Partners

401 Congress Avenue, Suite 3100

Austin, TX 78701

Attention: Brian N. Sheth

Facsimile: (512) 730-2453

Email: bsheth@vistaequitypartners.com

If to VEP:

c/o Vista Equity Partners

401 Congress Avenue, Suite 3100

Austin, TX 78701

Attention: Brian N. Sheth

Facsimile: (512) 730-2453

Email: bsheth@vistaequitypartners.com

with a copy (which shall not constitute notice to VEP) to:

Kirkland & Ellis LLP

555 California Street Suite 2700

San Francisco, California 94104

Attention: David A. Breach, P.C.; Stuart E. Casillas, P.C.

Facsimile: (415) 439-1300

Email: david.breach@kirkland.com; stuart.casillas@kirkland.com

10. Miscellaneous.

(a) Amendment and Waiver. The provisions of this Agreement may be amended and/or waived only with the prior written consent of each of VEP and the Company.

(b) Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(c) Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

(d) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

(e) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, anyone of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

(f) Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

(g) Governing Law. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

(h) Arbitration.

(i) Resolution of Disputes. If a Dispute arises between the parties, the parties agree to use the following procedures in good faith to resolve such Dispute promptly and non-judicially. For purposes of this Agreement, “Dispute” shall mean any alleged material breach of any representation, warranty or obligation herein, or a disagreement regarding the interpretation, performance or nonperformance of any provision thereof, or the validity, scope and enforceability of these dispute resolution procedures, or any dispute regarding any damages arising from the termination of this Agreement. Any party may give written notice to any other party of the existence of a Dispute (a “Dispute Notice”).

(ii) Negotiation. Within ten days after delivery of any Dispute Notice the parties involved in the Dispute shall meet at a mutually agreeable time and place and thereafter as often as they deem reasonably necessary to exchange relevant information and attempt in good faith to negotiate a resolution of the Dispute. If the Dispute has not been resolved within ten days after the first meeting of the parties, or, if the party receiving the Dispute Notice will not meet within ten days after receipt of the Dispute Notice, then either party may, by delivering notice to the other party, commence arbitration proceedings.

(iii) General Dispute Resolution Provisions.

(1) All deadlines specified in this Section 10(h) may be extended by mutual agreement. The procedures specified in this Section 10(h) are an essential provision of the Agreement and are legally binding on the parties. These procedures shall be the sole and exclusive procedures for the resolution of any Dispute between the parties arising out of or relating to this Agreement. Any and all actions to enforce the obligations under this Section 10(h) shall be brought in any court of competent jurisdiction in courts located in San Francisco, California.

(2) The parties acknowledge that the provisions of this Section 10(h) are intended to provide a private resolution of Disputes between them. Accordingly, all documents, records, and other information relating to the Dispute shall at all times be maintained in the strictest confidence and not disclosed to any third party, other than the arbitrators, except where specifically allowed hereunder. All proceedings, communications and negotiations pursuant to this Section 10(h) are confidential. In the event of any judicial challenge to, or enforcement of, any order or award hereunder, any party may designate such portions of the record of such proceedings, communications, and negotiations as such party deems appropriate to be filed under seal. All proceedings, communications and negotiations pursuant to this Section 10(h) shall be treated as compromise negotiations for all purposes, including for purposes of the US Federal Rules of Evidence and state rules of evidence. None of the statements, disclosures, offers, or communications (or other assertions made in any proceeding or negotiation) made pursuant to this Section 10(h) shall be deemed admissions, nor shall any of said statements, disclosures, offers, communications or assertions be admissible for any purpose other than the enforcement of the terms of this Section.

(3) The parties agree to act in good faith to comply with all of their respective obligations under this Agreement as much as possible as if there were no Dispute during any pending mediation or arbitration hereunder.

(4) The parties agree that the terms of this Section 10(h) shall survive the termination or expiration of this Agreement.

(iv) WAIVER OF JURY TRIAL. The parties agree to have any Dispute decided by neutral arbitration as provided in this Section 10(h) and the parties are giving up any rights they might possess to have the Dispute litigated in a court or by a jury trial. The parties are giving up their judicial rights to discovery and appeal, unless such rights are specifically included in this Section 10(h). The parties acknowledge and agree that their agreement to this arbitration provision is voluntary. FOR THE AVOIDANCE OF DOUBT AND IN FURTHERANCE OF THE FOREGOING, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING.

(i) Other Activities. To the fullest extent permitted by law: (i) any Covered Person (as defined below) shall have the right to, and shall have no duty (contractual or otherwise) not to, directly or indirectly: (A) engage or otherwise participate in any manner whatsoever in the same, similar or competing business activities or lines of business as the Company or its subsidiaries, (B) do business with any client or customer of the Company or its subsidiaries, or (C) make investments in competing businesses of the Company or its subsidiaries, and such acts shall not be deemed wrongful or improper; (ii) no Covered Person shall be liable to the Company or its subsidiaries, for breach of any duty (contractual or otherwise), including without limitation fiduciary duties, by reason of any such activities or of such person’s participation therein; and (iii) in the event any Covered Person acquires knowledge of a potential transaction or matter that may be a corporate opportunity for the Company or its subsidiaries, on the one hand, and a Covered Person, on the other hand, or any other person, no Covered Person shall have any duty (contractual or otherwise), including without limitation fiduciary duties, to communicate, present or offer such corporate opportunity to the Company or its subsidiaries and shall not be liable to the Company or its subsidiaries for breach of any duty (contractual or otherwise), including without limitation fiduciary duties, by reason of the fact that the Covered Person directly or indirectly pursues or acquires such opportunity for itself, directs such opportunity to another person, or does not present or communicate such opportunity to the Company or its subsidiaries, even though such corporate opportunity may be of a character that, if presented to the Company or its subsidiaries, could be taken by the Company or its subsidiaries. The Company renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any such opportunity. “Covered Persons” include Vista Equity Partners III, LLC, Vista Equity Partners Fund V, L.P., their respective affiliates and any of their respective managed investment funds and portfolio companies (excluding the Company and its subsidiaries) and their respective partners, members, directors, managers, employees, stockholders, agents, any successor by operation of law (including by merger) of any such person, and any entity that acquires all or substantially all of the assets of any such person in a single transaction or series of related transactions.

IN WITNESS WHEREOF, the parties hereto have executed this Management Agreement on the date first written above.

VISTA EQUITY PARTNERS III, LLC

/s/ Robert F. Smith
Title: Managing Member

TYCHE TOPCO, INC.

/s/ Brian N. Sheth
Title: President

TYCHE FINANCE, LLC

/s/ Brian N. Sheth
Title: President

TYCHE HOLDINGS, LLC

/s/ Brian N. Sheth
Title: President

TRANSFIRST INC.

/s/ John Shlonsky
Title: Chief Executive Officer